                                                                   Exhibit 99.01

FOR IMMEDIATE RELEASE:  February 25, 2005

CONTACT:
Manuel B. Lopez
President
Western Standard Corporation
307-773-5200

                          WESTERN STANDARD CORPORATION
       ANNOUNCES STOCKHOLDER APPROVAL OF MERGER WITH LZ ACQUISITION, INC.

     Jackson,  Wyoming--Western  Standard  Corporation (OTCBB:  WSTD), owner and operator  of the Snow  King  Resort in  Jackson,  Wyoming,  announced  that at a
Special Meeting of stockholders held today,  stockholders voted for the approval and adoption of the Agreement and Plan of Merger,  dated as of November 15, 2004 by and among  Snow King  Interests  LLC  ("SKI"),  LZ  Acquisition  and  Western
Standard Corporation (the "Company").

     Pursuant to the merger  agreement,  SKI, an entity  controlled by Manuel B.
Lopez, President of the Company, has agreed to pay $0.32 per share, in cash, for each share of common  stock of the Company  not  currently  owned by Mr.  Lopez,
James M. Peck,  a director,  and their  affiliates.  The  Company  will become a wholly-owned subsidiary of SKI.

     Letters of  Transmittal  explaining  how  stockholders  of the  Company may exchange their shares for cash will be mailed by the Company's transfer agent in the next few days.